UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 10, 2009

Liberty Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

12300 Liberty Boulevard Englewood, CO 80112

(Address of Principal Executive Office)

(303) 220-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 15, 2009, Liberty Global, Inc. (LGI) disposed of 100% of its cable operations in Slovenia (UPC Slovenia). As a result of this disposition, LGI has accounted for UPC Slovenia as a discontinued operation in its Quarterly Reports on Form 10-Q for the second and third quarters of 2009. LGI also made certain changes to the presentation of its operating segments effective January 1, 2009.

The purpose of this Form 8-K is to recast the following sections of LGI’s 2008 Annual Report on Form 10-K: (i) Selected Financial Data, (ii) Management’s Discussion and Analysis of Financial Condition and Results of Operations, (iii) Quantitative and Qualitative Disclosures about Market Risk and (iv) Consolidated Financial Statements of LGI (together, the Recasted Financial Information). The Recasted Financial Information gives effect to (i) the presentation of UPC Slovenia as a discontinued operation, (ii) the aforementioned changes to LGI’s presentation of its operating segments and (iii) the retrospective application of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements, issued by the Financial Accounting Standards Board in December 2007 and adopted by LGI on January 1, 2009. The Recasted Financial Information is filed herewith under Item 8.01 as exhibit 99.1. Except as described above, exhibit 99.1 does not update or modify in any way the amounts or disclosures included in the Recasted Financial Information and does not purport to reflect any information or events subsequent to the filing thereof.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

23.1	Consent of KPMG LLP
23.2	Consent of PricewaterhouseCoopers Bedrijfsrevisoren bcvba
99.1	Recasted Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ RANDY L. LAZZELL

Name:	Randy L. Lazzell
Title:	Vice President

Date: November 10, 2009

EXHIBIT INDEX

Exhibit No.	Name
23.1	Consent of KPMG LLP
23.2	Consent of PricewaterhouseCoopers Bedrijfsrevisoren bcvba
99.1	Recasted Financial Information